UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2018

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events.

On December 31, 2018, Willie Chiang, Chief Executive Officer of the Registrant, provided the following communication to all employees of Plains All American Pipeline, L.P.’s (“PAA”) general partner:

Fellow Employees,

It is with great sadness that I inform you that Dan Nerbonne, EVP of Operations and Engineering, passed away suddenly this morning.

Dan joined Plains over 13 years ago.  He has been a key leader who was dedicated to our values and has made significant contributions to the Partnership’s growth and success. Dan was instrumental in developing and advancing our asset integrity management program as well as our Operations Management System.  The impact of Dan’s contributions to the Partnership will extend for generations to come.

Most importantly, Dan was a man of character and integrity who always strived to do the right thing; he will be greatly missed.  Please keep Dan’s wife and family in your thoughts and prayers.

Willie Chiang

On an interim basis and pending implementation of pre-existing succession plans, Phil Smith, Senior Vice President of Operations for PAA’s general partner, has assumed Mr. Nerbonne’s responsibilities, reporting directly to Mr. Chiang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: January 4, 2019	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President